UNITED STATES	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2018

REACH GENETICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55836	47-5326352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Baseline Road, Unit E104-#345, Boulder, CO 80303

Registrant’s telephone number, including area code (855) 369-3687

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and which describe the Company’s future plans, strategies, and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “expect”, “anticipate”, estimate”, “believe”, “intend” or “project”, or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 8.01. OTHER EVENTS

On June 27, 2018 REACH Genetics, Inc. distributed a Press Release regarding the Agreement with Asian American Trade Associations Council.

REACH GENETICS INCORPORATED SIGNS AGREEMENT TO EXPAND IN UP TO 80,000 RETAIL OUTLETS IN THE UNITED STATES WITH AATAC

REACH Genetics, Inc., announced today that it has signed an agreement with the Asian American Trade Associations Council (AATAC) to expand the portfolio of branded products at AATAC’s member retailers including branded locations such as Circle K, 7-Eleven, Hess, Mobil, BP, Chevron, Sunoco and other gas stations, convenience stores and other retail outlets throughout the United States and Puerto Rico.

AATAC is a national association council of buying groups and trade associations integrated under one entity that spans over 80,000 C-Stores in the country. The group forms relationships with corporate suppliers for the benefit of the group, supports the various suppliers, hosts tradeshows and private meetings, and distributes newsletters and other communication to its member partners.

REACH Genetics, Inc. provides Full Spectrum Hemp extracted products (CBD) with Zero THC; this addition of accounts with AATAC retailers significantly strengthens brand presence specifically in the convenience channel. For more information about REACH Genetics, Inc. in the USA please contact info@reachgenetics.com or visit www.reachgenetics.com. (855) 369-3687

About REACH Genetics, Inc.

Launched in October 2015, REACH Genetics, Inc. a US company, began as a consultancy firm and has evolved to include an international research and development partnership for Industrial Hemp. Its leadership team merges traditional business management with an outsourced team of scientists that focus on data collection and analysis of chemical, genetic and phenotypic profiles of hemp, allowing the company to create proprietary varieties of hemp that are targeted for specific uses for the emerging markets.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Forward Looking Statements:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

This Press Release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These “forward-looking statements” that address activities, events or developments that Doyen Elements, Inc. expects, anticipates, or estimates may occur in the future. Generally forward-looking statements by words such as “may,” “will,” “would,” “could,” “continue,” “potential,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. There are a numerous risks and uncertainties, both known and unknown, that could cause actual results to differ materially from the results implied by the forward-looking statements, which may include but are not limited to, business risks, general industry conditions and competition, general economic factors, governmental actions, legislative conditions, the impact of cannabis industry regulation, legislation in the United States and internationally and technological advances. REACH Genetics undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 27, 2018

DOYEN ELEMENTS, INC. [Registrant]

By:	/s/ Cynthia Boerum
Cynthia Boerum, Chairman, Chief Executive Officer and Chief Financial Officer